For Immediate Release

FROM:
Ameritrans Capital Corporation
For more information Contact:
Gary Granoff
(800) 214-1047

             AMERITRANS REPORTS SECOND QUARTER FISCAL 2006 RESULTS

New York, NY, February 15, 2006 - Ameritrans Capital Corporation (NASDAQ: AMTC, AMTCP, AMTCW) today reported financial results for the quarter ended December 31, 2005. Ameritrans reported a net loss of ($131,762) available to common shareholders for the second quarter of fiscal year 2006 or ($0.06) versus a net loss of ($411,615) or ($0.20) per basic and diluted common share for the same period of fiscal year 2005. On an operating basis, before payment of the Company's preferred stock dividends, but after provisions for income tax, the Company reported an operating loss of ($47,387) for the quarter ended December 31, 2005, compared to an operating loss of ($327,240) during the quarter ended December 31, 2004.

For the Company's second fiscal quarter, total investment income was $1.356 million compared to $1.267 million during the prior comparable period. Interest income increased by $87,014 over the comparable prior period, while fees and other income decreased by $20,038. Leasing income decreased by $27,527 over the comparable period.

The Company's net loan portfolio at December 31, 2005 was $50.5 million versus $51.9 million at December 31, 2004.

Commenting on the results, Gary C. Granoff, Ameritrans' president said, "During the second fiscal quarter December 31, 2005, our earnings were negatively impacted by an increase in our interest expense of $144,781 compared to our interest expense for the second quarter ended December 31, 2004. However, the December 2005 quarter results show savings over the December 2004 quarter results which positively impacted our earnings in the following areas: salaries and employee benefits were reduced by $10,550; professional fees were reduced by $49,050; other administrative expenses were reduced by $70,165; and overall reductions in write off and depreciation on interest and loans receivable were reduced by $189,765. These improvements were primarily the result of an improving Chicago taxi portfolio."

Granoff further stated "We are continuing to take steps to build our loan and investment portfolio. In addition, during the quarter ended December, 31, 2005 we were positively impacted by the closing of the first round of our private placement in early December, 2005, during which the Company sold 657,620 common shares and 164,405 warrants to purchase common shares for gross proceeds of $3,847,080 ($3,521,629 net of expenses). Subsequently, in January, 2006 an additional 70,000 shares and an additional 17,500 warrants were sold as part of the private placement for gross proceeds of $409,500. The new capital is temporarily being utilized by the Company to reduce Elk Associates Funding Corporation's bank debt, which will result in a short term savings in interest expense. As suitable loans and investments are located for Ameritrans, it is the Company's intention to borrow the funds back from Elk's bank lines of credit and repay the funds from Elk to Ameritrans to permit Ameritrans to complete the funding of its' proposed loans.

or investments. Since Ameritrans is able to make loans and investments in transactions that do not have to comply with SBA Regulations, the Company has gained an advantage of being able to make or participate in a wider range of loans and investments other than primarily making loans and investments that satisfy applicable SBA Regulations."

Granoff added, "The Company's stockholders recently approved the extension of the Company's private placement to March 31, 2006."

Ameritrans Capital Corporation is a specialty finance company engaged in making loans to and investments in small businesses. Ameritrans' wholly owned subsidiary Elk Associates Funding Corporation, was licensed by the United States Small Business Administration as a Small Business Investment Company (SBIC) in 1980. The Company maintains its offices at 747 Third Avenue, 4th Floor; New York, NY 10017.

                                     # # #

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those presently anticipated or projected. Ameritrans Capital Corporation cautions investors not to place undue reliance on forward-looking statements, which speak only as to management's expectations on this date.

                AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                DECEMBER 31, 2005 (UNAUDITED) AND JUNE 30, 2005

                                    ASSETS

                                                                  December 31, 2005  June  30, 2005

Loans receivable                                                    $ 50,750,739   $ 52,060,254
Less: unrealized depreciation on loans receivable                       (225,000)      (150,000)

      Loans receivable, net                                           50,525,739     51,910,254
Cash and cash equivalents                                                518,932        327,793
Accrued interest receivable, net of   unrealized
    deprecation of $36,800 and $59,000, respectively                     771,374        756,701
Assets acquired in satisfaction of  loans                                384,528        384,528
Receivables from debtors on sales of assets acquired
    in satisfaction of loans                                             406,850        455,184
Equity securities                                                        858,985        908,457
Furniture, equipment and leasehold improvements, net                     244,906        329,573
Medallions under lease                                                 2,224,701      2,282,201
Prepaid expenses and other assets                                        386,456        531,904

            TOTAL ASSETS                                            $ 56,322,471   $ 57,886.595

                AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                DECEMBER 31, 2005 (UNAUDITED) AND JUNE 30, 2005

                     LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                    December 31, 2005    June 30, 2005
LIABILITIES
   Debentures payable to SBA                                             $12,000,000     $12,000,000
   Notes payable, banks                                                   25,125,568      29,770,652
   Accrued expenses and other liabilities                                    492,214         604,942
   Accrued interest payable                                                  240,139         256,285
   Dividends payable                                                          84,375          84,375

TOTAL LIABILITIES                                                         37,942,296      42,716,254

COMMITMENTS AND CONTINGENCIES (Notes 3,4 and 5)

STOCKHOLDERS' EQUITY
   Preferred stock 500,000 shares authorized,
   none issued or outstanding
   9 3/8% cumulative participating callable
   preferred stock $.01 par value, $12.00
   face value, 500,000 shares authorized;                                  3,600,000       3,600,000
   300,000 shares issued and outstanding

Common stock, $0.0001 par value;
5,000,000 shares authorized; 2,703,220
and 2,045,600 shares issued and 2,693,220
and 2,035,600 shares outstanding at
December 31, 2005 and June 30, 2005,
respectively                                                                     270             205
       Additional paid-in-capital
                                                                          17,391,109      13,869,545
       Accumulated deficit                                                (2,334,327)     (2,127,134)
       Accumulated other comprehensive loss                                 (206,877)       (102,275)


                                                                          18,450,175      15,240,341
Less:  Treasury stock, at cost, 10,000 shares
       of common stock                                                       (70,000)        (70,000)

   TOTAL STOCKHOLDERS' EQUITY                                             18,380,175      15,170,341

   TOTAL LIABILITIES AND
   STOCKHOLDERS'EQUITY                                                    $56,322,471    $57,886,595


                AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND SIX MONTHS ENDED DECEMBER 31, 2005 AND 2004 (Unaudited)


                             	      Three Months Ended    Three Months Ended    Six Months     Six Months
                                       December 31,2005      December 31,2004       Ended          Ended
                                                                                   December       December
                                                                                   31,2005        31,2004
INVESTMENT INCOME
   Interest on loans receivable           $1,241,722           $1,154,708        $2,391,505     $2,283,765
   Fees and other income                      68,649               88,687           150,950        189,227
   Leasing income                             46,269               73,796            95,737        125,333

  (Loss) gain on sale of securities             -                 (50,000)              -          (50,000)


TOTAL INVESTMENT INCOME                    1,356,640            1,267,191         2,638,192      2,548,325

OPERATING EXPENSES
   Interest                                  586,181              441,400         1,125,454        823,156
   Salaries and employee benefits            282,531              293,081           558,769        555 745
   Occupancy costs                            46,304               46,434           101,020         95,617
   Professional fees                         146,684              195,734           216,496        331,298
   Other administrative expenses             227,320              297,485           509,109        542,953

   Loss and impairments on assets
     acquired in satisfaction of loans, net    1,031               22,154             4,031         32,547
   Foreclosure expenses                       12,333                9,194            14,541         14,194
   Write off and depreciation on interest
   and loans receivable                       98,776              288,541           134,624        390,059


TOTAL OPERATING  EXPENSES                  1,401,160            1,593,623         2,664,044      2,785,569


OPERATING LOSS                               (44,520)            (326,432)          (25,852)      (237,244)


OTHER INCOME (EXPENSE)

Gain on sale of asset acquired                  -                   1,884              -             1,884
Loss on sale of automobiles                   (2,867)				    (2,867)
Equity in loss of investee                      -                  (2,010)             -            (4,021)


   TOTAL OTHER EXPENSE, net                   (2,867)                (126)          (2,867)         (2,137)
LOSS BEFORE PROVISION FOR
INCOME TAXES                                 (47,387)            (326,558)         (28,719)       (239,381)


PROVISION FOR INCOME TAXES                      -                     682            9,724           3,147
NET LOSS                                   $ (47,387)           $(327,240)         (38,443)       (242,528)


DIVIDENDS ON PREFERRED STOCK               $ (84,375)           $ (84,375)        (168,750)       (168,750)

NET LOSS AVAILABLE TO COMMON
SHAREHOLDERS				   $(131,762)           $(411,615)	 $(207,193)       (411,278)
WEIGHTED AVERAGE SHARES
OUTSTANDING
- Basic                                    2,132,075            2,035,600        2,228,551       2,035,600
-Diluted                                   2,132,075            2,035,600        2,228,551       2,035,600

NET LOSS PER COMMON SHARE
- Basic                                    $   (0.06)              (0.20)           (0.09)          (0.20)
- Diluted                                      (0.06)              (0.20)           (0.09)          (0.20)
